Exhibit 10.1
FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (this “First Amendment”) is made and entered into by and between PERIMETER GATEWAY PORTFOLIO LLC, a Delaware limited liability company (“Landlord”), and CASTLE BIOSCIENCES, INC., a Delaware corporation (“Tenant”), effective as of 3/5/2026, 2026 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant previously entered into that certain Office Lease Agreement dated as of May 14, 2025 (the “Existing Lease”), pursuant to which Tenant leases certain premises (the “ Existing Premises”) known as Suite B-110, comprising approximately 55,573 rentable square feet, located on the first (1st) floor of the building having an address of 8667-8701 East Hartford Drive in Scottsdale, Arizona; and
WHEREAS, pursuant to Section 2.3 of the Existing Lease, Tenant had a ROFR on Suites B-220 (“Suite B-220”) and B-230 located on the second (2nd) floor of the Building having an address of 8667 East Hartford Drive, Scottsdale, Arizona, 85260; and
WHEREAS, Landlord delivered a ROFR Notice to Tenant on Suite B-220 and Tenant has elected not to exercise its ROFR with respect to Suite B-220;
WHEREAS, the parties have agreed to amend Section 2.3 of the Existing Lease and to provide Tenant with an Expansion Option (as hereinafter defined), all as more particularly set forth herein; and
WHEREAS, the parties have further agreed to correct an error regarding the allocation of parking spaces in the Existing Lease.
NOW, THEREFORE, for and in consideration of the promises contained herein, and other good and valuable consideration paid by each of Landlord and Tenant to the other, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is hereby ratified and amended as follows:

1.Defined Terms. The Existing Lease, as amended by this First Amendment, is hereinafter referred to as the “Lease”. Unless otherwise defined in this First Amendment, all capitalized terms used herein shall have the same meaning as set forth in the Existing Lease.
2.ROFR. The parties hereby acknowledge and agree that Tenant has elected not to exercise its ROFR with respect to Suite B-220 and that, provided Tenant’s ROFR with respect to B-220 is not revived and continued pursuant to the terms of Section 2.3 of the Existing Lease, Tenant shall no longer have a ROFR with respect to Suite B-220 and Section 2.3 of the Existing Lease shall be deemed to be deleted in its entirety and replaced with the following:

“Subject to the right of any other tenant with respect to the ROFR Available Space (as hereinafter defined), which rights, if any, are superior to the rights granted to Tenant herein, and provided that (i) no Event of Default exists under this Lease as of the date of exercise, and (ii) Tenant is leasing the entire Premises as of the date Landlord is otherwise obligated to deliver the ROFR Notice (as hereinafter defined), Tenant shall have an ongoing right of first refusal (the “ROFR”) on (a) the space known as of the Effective Date as Suite B-230 located on the second (2nd) floor of the Building having an address of 8667 East Hartford Drive, Scottsdale, Arizona, 85260 (“Suite B-230”) and (b) all space located on the first (1st) floor of the Building having an address of 8701 East Hartford Drive, Scottsdale, Arizona, 85260 (together with Suite B-230, the “ROFR Available Space”) on any occasion on which any third-party makes a bona fide offer to Landlord to lease the ROFR Available Space (or any portion thereof) that Landlord is willing to accept (an “Offer”). Upon Landlord’s receipt of an Offer, Landlord shall promptly deliver written notice thereof to Tenant (a “ROFR Notice”); provided, however, that Landlord shall not deliver a ROFR Notice to Tenant for Suite B-230 prior to April 1, 2027. The ROFR Notice shall contain in reasonable detail all of the material terms of such Offer (including, but not limited to, square footage, rental rate, base year, tenant improvement and other allowances, rent concessions and abatements and other financial inducements, included parking spaces and lease term). Upon Tenant’s receipt of a ROFR Notice, Tenant shall, within ten (10) Business Days (as hereinafter defined) following such receipt, deliver to Landlord a written notice (a “ROFR Reply Notice”) stating whether or not it elects to exercise the ROFR with respect to the space identified in the ROFR Notice and that consists of or includes all or a portion of the ROFR Available Space (the “ROFR Space”), on the same terms and conditions stated in the Offer; provided, however, (X) if Tenant exercises its ROFR within the first twenty-four (24) months of the Lease Term, any tenant improvement allowance, rent abatement or other financial incentives contained in such ROFR Notice shall be appropriately pro-rated for the remaining Lease Term, and, (Y) if Tenant exercises its ROFR after the first twenty-four (24) months of the Lease Term, the term of the lease of the ROFR Space shall be the longer of the remaining Lease Term and the term set forth in the Offer and (A) if the term of the lease of the ROFR Space is the remaining Lease Term, any tenant improvement allowance, rent abatement or other financial incentives contained in such ROFR Notice shall be appropriately pro-rated and (B) if the term of the lease of the ROFR Space is the term set forth in the Offer, the Lease Term for the Premises shall be extended to be coterminous with the term of the lease for the ROFR Space, in which event Base Monthly Rent for the Premises shall be increased by $0.75 per rentable square foot of the Premises on each annual anniversary of the Commencement Date. Tenant’s ROFR Reply Notice shall be binding on and irrevocable by Tenant. Within thirty (30) days following Tenant’s timely issuance of a ROFR Reply Notice, the parties shall use good faith efforts to execute an appropriate amendment to this Lease regarding the terms of this Lease of the ROFR Space. If Tenant does not timely deliver its ROFR Reply Notice or if the parties, despite good faith efforts, are unable to timely reach agreement on an appropriate amendment after Tenant’s timely issuance of a ROFR Reply Notice, Landlord shall be free to lease such ROFR Space to the third-party; provided, however, that if (i) Landlord does not execute the lease described in the ROFR Notice within nine (9) months after Tenant declines to exercise the ROFR, or (ii) Landlord does not execute the lease described in the ROFR Notice and is willing to accept material economic terms of the lease described in the ROFR Notice that are more favorable to the third-party by five percent (5%) or more than those contained in the ROFR Notice, then Tenant shall again have the ROFR set forth in this Section 2.3. If (1) Landlord delivers to Tenant a ROFR Notice that pertains to less than all of the ROFR Available Space and (2) Landlord enters into a lease with Tenant or the prospective lessee on the terms described in the ROFR Notice, Tenant’s ROFR shall continue in effect with respect to the remaining ROFR Available Space. If the ROFR Space identified in any ROFR Notice includes space that is not part of the ROFR Available Space, Tenant’s acceptance of Landlord’s offer in the ROFR Notice shall not require Tenant to enter into a lease for any of the ROFR Space identified in the ROFR Notice that is not part of the ROFR Available Space. The ROFR is personal to the Named Tenant and may not be assigned, transferred or conveyed to any party, except in connection with a permitted transfer of this Lease pursuant to Article 23.”
In the event Tenant’s ROFR with respect to B-220 is revived and continued pursuant to the terms of Section 2.3 of the Existing Lease, then Section 2.3 as stated in the Existing Lease shall remain in full force and effect, and shall not be replaced with the preceding paragraph.
3.Expansion Option. From the Effective Date until March 31, 2027 (“Expansion Option Exercise Date”), Landlord hereby grants Tenant the right to expand (“Expansion Option”) into Suite B-230. Suite B-230 is subject to a lease with another tenant (the “Existing Lease”). Landlord shall (a) not, prior to the Expansion Option Exercise Date: extend or renew the term of the Existing Lease; (b) use commercially reasonable efforts to not permit the existing tenant under the Existing Lease to remain in possession of Suite B-230 beyond the expiration of the term of the Existing Lease; (c) not permit any other party any right of occupancy to Suite B-230 prior the Expansion Option Exercise Date; (d) not market, offer for lease, or accept any offers for lease or occupancy of Suite B-230 prior the Expansion Option Exercise Date; and (e) not knowingly take any other action that would interfere with Tenant’s right to exercise the Expansion Option. In order to exercise the Expansion Option, Tenant shall deliver written notice (“Expansion Notice”) to Landlord by no later than March 31, 2027, following which, the parties shall enter into an amendment to the Lease to memorialize the expansion of the Premises to include Suite B-230 on the following terms (the “Expansion Amendment”), which Expansion Amendment the parties shall use good faith efforts to execute within thirty (30) days after Tenant’s delivery of the Expansion Notice. The terms of the Expansion Amendment shall be as follows: (a) Landlord shall improve the Suite B-230 (the “Suite B-230 Tenant Improvements”) in accordance with plans and specifications mutually agreed upon by Landlord and Tenant, each acting reasonably and in good faith, (b) the Lease Term for Suite B-230 (the “Suite B-230 Lease Term”) shall commence upon the date (the “Suite B-230 Commencement Date”) on which Landlord delivers Suite B-230 to Tenant with the Suite B-230 Tenant Improvements Substantially Completed subject to Tenant Delays, but not later than the date that is seven (7) months after the effective date of the Expansion Amendment, subject to Landlord Delays (to be defined in the Expansion Amendment) and/or Force Majeure Delays, and shall expire upon the expiration of the Lease Term for the Existing Premises, (c) subject to abatement as provided below, Base Monthly Rent for Suite B-230 shall start at $35.75 per rentable square foot of Suite B-230 and shall increase by $0.75 on each annual anniversary of the Suite B-230 Commencement Date, (d) Base Monthly Rent for Suite B-230 shall be abated for a period equal to twelve (12) months multiplied by a fraction, the numerator of which is the number of months in the Suite B-230 Lease Term and the denominator of which is one hundred and thirty-two (132), (e) Tenant’s Pro Rata Share shall increase by the rentable square footage of Suite B-230, (f) the Base Year for Suite B-230 shall be calendar year 2027, (g) Tenant shall be entitled to sixty (60) additional Reserved Spaces at no additional charge to Tenant, fifty-one (51) of which additional Reserved Spaces shall be in the West Garage and nine (9) of which additional Reserved Spaces shall be in the East Garage (subject to adjustment as to location as may be mutually agreed upon by the parties), (h) Tenant shall be entitled to seventy-three (73) additional unreserved spaces at no additional charge to Tenant, which additional unreserved spaces shall be located within the Garages and/or on the rooftop of the Garages and/or on the Surface Lot, (j) in connection with the Suite B-230 Tenant Improvements, Landlord shall credit Tenant with an allowance equal to $130.00 per rentable square foot of Suite B-230 multiplied by a fraction, the numerator of which is the number of months in the Suite B-230 Lease Term and the denominator of which is one hundred and thirty-two (132), (k) Base Monthly Rent for the Existing Premises (as same is escalated as provided in the Existing Lease) shall, upon the first day following the expiration of the Parking Charge Abatement Period, increase from the amount set forth in the Existing Lease by $0.75 per rentable square foot of the Existing Premises, and (l) Tenant shall not be obligated to pay Parking Charges for any of the Reserved Spaces.
4.ROFO. The parties hereby acknowledge and agree that Landlord delivered a Lease Offer to Tenant that Tenant elected not to accept and that, accordingly, the right of first offer granted to Tenant in Section 2.4 of the Existing Lease is no longer of any force or effect.
5.Parking. Article 12 of the Existing Lease is amended to state that eighteen (18) of Tenant’s covered, reserved spaces are located in the East Garage and ninety-two (92) of Tenant’s covered, reserved spaces are located in the West Garage, as correctly shown on Exhibit “F” attached to the Existing Lease.
6.Brokers. Tenant represents and warrants that it has not dealt with any broker or agent in connection with this First Amendment other than LevRose Commercial Real Estate, an Arizona limited liability company (“Tenant’s Broker”). The Commission Agreement dated April 4, 2025, by and between Tenant’s Broker and Landlord (the “Commission Agreement”), shall remain in full force and effect without modification. In the event of any sale, transfer, assignment, or conveyance of the Building or the Landlord’s interest in the Lease, Landlord shall (i) provide notice to Tenant’s Broker of such transfer, (ii) disclose the Commission Agreement to the transferee, and (iii) use commercially reasonable efforts to assign the Commission Agreement to the transferee.
7.Authority To Execute Agreement. Each party hereto represents and warrants to the other that the individual executing this First Amendment on behalf of such party is duly authorized to execute and deliver this First Amendment on behalf of such party.

8.Entire Agreement. This First Amendment, together with the Existing Lease, represents the entire agreement among the parties with respect to the Premises and supersedes any prior negotiations, representations, or agreements, whether written or oral, with respect to the subject matter contained herein. Nothing in this First Amendment shall be deemed to waive or modify any of the provisions of the Lease, except as expressly stated herein. If there are any inconsistencies between this First Amendment and the Lease, the provisions of this First Amendment shall prevail. This First Amendment may be amended, modified, or altered only by a written instrument signed by Landlord and Tenant.
9.Legal Advice, Neutral Interpretation, Headings. Each party has received independent legal advice from their attorneys with respect to the advisability of executing this First Amendment and the meaning of the provisions hereof. The provisions of this First Amendment shall be construed as to their fair meaning, and not for or against any party based upon any attribution to such party as the source of the language in question. Headings used in this First Amendment are for convenience of reference only and shall not be used in construing this First Amendment.
10.Choice of Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Arizona. The parties hereto irrevocably submit to the jurisdiction of Superior Court of the State of Arizona located in Maricopa County and waive any rights to object to or challenge the appropriateness thereby.
11.Severability. If any term, covenant or provision of this First Amendment, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, covenants, conditions or provisions of this First Amendment, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.
12.Submission of Agreement. The submission of this First Amendment to Tenant, Tenant’s agent or attorney for review or signature does not constitute an offer to Tenant. This First Amendment shall have no binding force or effect until its execution and delivery by both Landlord and Tenant.
13.Confidentiality. In consideration of the covenants and agreements hereunder, each party hereto hereby covenants and agrees not to disclose any terms, covenants or conditions of the Lease to any other party without the prior written consent of the other party. The terms of this section shall survive expiration of the Term or earlier termination of the Lease.
14.Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this First Amendment, the parties may execute and exchange counterparts of the signature pages by email or facsimile and email or facsimile counterparts shall serve as originals.

15.Ratification of Lease. Except as expressly set forth herein, the Lease is hereby ratified and confirmed in its entirety and remains unchanged and in full force and effect.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO FIRST AMENDMENT TO OFFICE LEASE AGREEMENT
BY AND BETWEEN
PERIMETER GATEWAY PORTFOLIO LLC, AS LANDLORD
AND
CASTLE BIOSCIENCES, INC., AS TENANT

IN WITNESS WHEREOF, Landlord and Tenant, acting herein by duly authorized individuals, have caused this First Amendment to be executed as of the Effective Date set forth herein.

LANDLORD:

PERIMETER GATEWAY PORTFOLIO LLC,
a Delaware limited liability company

By: /s/James R. Wentworth
Name: James R. Wentworth
Title: Authorized Signatory

[SIGNATURE PAGE CONTINUES ON NEXT PAGE]

TENANT

CASTLE BIOSCIENCES, INC.,
a Delaware corporation

By: /s/Kristen Oelschlager
Name: Kristen Oelschlager
Title: Chief Operating Officer

By:
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Title:

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